ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT ("Assignment") is made and entered into effective as of April 11, 2023, by and between **ARDEN OF BROOKSVILLE LLC,** a Florida limited liability company, and **BROOKSVILLE DEVELOPMENT PARTNERS, LLC**, a Florida limited liability company ("Assignee").

RECITALS

A. Assignor, as Buyer, has entered into that certain Purchase and Sale Agreement with DBI Realty LLC (80% Owner), a New York limited liability company ("Seller 1") and Brooksville Partners Florida LLC (20% Owner), a Florida limited liability company ("Seller 2"), collectively, as Seller, with an Effective Date of November 10, 2021, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of May 2, 2022, that certain Second Amendment to Purchase and Sale Agreement dated as of August 1, 2022 and that certain Third Amendment to Purchase and Sale Agreement dated as of April 6, 2023, (the "PSA") for the real property located at 19200 Cortez Blvd., Brooksville, FL.

B. Assignor desires to assign all of its right, title, interest and obligations in, to and under the PSA to Assignee.

C. Assignee desires to accept the assignment of the PSA and assume all of Assignor's right, title, interest and obligations in, to and under the PSA.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Assignment shall have the meanings assigned to them in the PSA.

2. Assignment. Assignor hereby assigns to Assignee all of its right, title, interest and obligations in, to and under the PSA, including, but not limited to, any Deposit that has deposited by Assignor with the Escrow Agent in accordance with terms of the PSA.

3. Assumption. Assignee hereby accepts the assignment of the PSA and assumes all of Assignor's right, title, interest and obligations in, to and under the PSA.

4. Successors and Assigns. The terms and conditions contained herein hereby shall inure to the benefit of, and shall bind, the parties hereto and their respective successors and assigns.

5. Counterparts. This Assignment may be executed by both parties in counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same Assignment. A PDF copy of this Assignment and any signatures hereon shall be considered for all purposes as an original, and the parties agree to deliver counterparts of this Assignment containing original signatures as soon as possible.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed and delivered effective as of the date and year first stated above.

ASSIGNOR:

ARDEN OF BROOKSVILLE LLC,
a Florida limited liability company

By: Heritage Investment Trust, Manager

By: ______________________
Name: Alex Zdanov
Title: Trustee

ASSIGNEE:

BROOKSVILLE DEVELOPMENT PARTNERS, LLC,
a Florida limited liability company

By: Brooksville Development DE LLC, a Delaware limited liability company, Manager

By: SAF Trust u/a/d July 5, 2022, Manager

DocuSigned by:
By: ______________________
Boris Tabak – Co-Trustee